Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A common stock, par value $0.0001, of Skillz Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 28, 2020

ATLAS VENTURE FUND IX, L.P. By: Atlas Venture Associates IX, L.P., its general partner By: Atlas Venture Associates IX, LLC, its general partner

By:	/s/ Frank Castellucci
Name: Frank Castellucci
Title: General Counsel and Secretary

ATLAS VENTURE ASSOCIATES IX, L.P. By: Atlas Venture Associates IX, LLC, its general partner

By:	/s/ Frank Castellucci
Name: Frank Castellucci
Title: General Counsel and Secretary

ATLAS VENTURE ASSOCIATES IX, LLC

By:	/s/ Frank Castellucci
Name: Frank Castellucci
Title: General Counsel and Secretary